Exhibit 21.1

LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
1096271 BC ULC	Canada
Abraxis BioScience Australia Pty Ltd.	Australia
Abraxis BioScience International Holding Company, Inc.	Delaware
Abraxis BioScience Puerto Rico, LLC	Puerto Rico
Abraxis BioScience, Inc.	Delaware
Abraxis BioScience, LLC	Delaware
AbVitro LLC	Delaware
Acetylon Pharmaceuticals, Inc.	Delaware
AHI Investment, LLC	Delaware
Celem LLC	Bermuda
Celem Ltd.	Bermuda
Celgene Ab	Finland
Celgene AB	Sweden
Celgene Alpine Investment Co. II, LLC	Delaware
Celgene Alpine Investment Co. III, LLC	Delaware
Celgene Alpine Investment Co., LLC	Delaware
Celgene ApS	Denmark
Celgene AS	Norway
Celgene Brasil Produtos Farmaceuticos Ltda	Brazil
Celgene BV	Netherlands
Celgene BVBA	Belgium
Celgene CAR LLC	Delaware
Celgene CAR Ltd	Bermuda
Celgene Chemicals Sarl	Switzerland
Celgene China Holdings LLC	Delaware
Celgene Co	Republic of Korea
Celgene d.o.o.	Croatia
Celgene Distribution B.V.	Netherlands
Celgene EngMab GmbH	Switzerland
Celgene Europe B.V.	Netherlands
Celgene Europe Limited	United Kingdom
Celgene European Investment Company LLC	Delaware
Celgene Financing Company, LLC	Delaware
Celgene FZE	United Arab Emirates
Celgene Global Holdings Sarl	Switzerland
Celgene GmbH	Austria
Celgene GmbH	Germany
Celgene GmbH	Switzerland
Celgene Holdings East Corporation	New Jersey
Celgene Holdings II Sàrl	Switzerland

Celgene Holdings III Sàrl	Switzerland
Celgene Inc.	Canada
Celgene International Holdings Corporation	Delaware
Celgene International II Sàrl	Switzerland
Celgene International III Sarl	Switzerland
Celgene International Sarl	Switzerland
Celgene International Inc.	Delaware
Celgene kft	Hungary
Celgene KK	Japan
Celgene Limited	Hong Kong
Celgene Limited	Ireland
Celgene Limited	New Zealand
Celgene Limited	Taiwan Province of China
Celgene Limited	United Kingdom
Celgene Ilac Pazarlama ve Tic. Ltd. Sti.	Turkey
Celgene Logistics Sarl	Switzerland
Celgene Ltd	Thailand
Celgene Luxembourg Sarl	Luxembourg
Celgene Management Sarl	Switzerland
Celgene Netherlands BV	Netherlands
Celgene Netherlands Investment BV	Netherlands
Celgene NJ Investment Co	New Jersey
Celgene Pharmaceutical (Shanghai) Company Limited	China
Celgene PTE Ltd	Singapore
Celgene Pty Limited	Australia
Celgene Puerto Rico Distribution LLC	Puerto Rico
Celgene Quanticel Research, Inc.	Delaware
Celgene R&D Sarl	Switzerland
Celgene Receptos Limited	United Kingdom
Celgene Receptos Sàrl	Switzerland
Celgene Research and Development Company LLC	Delaware
Celgene Research and Development I ULC	Canada
Celgene Research and Development II, LLC	Bermuda
Celgene Research and Investment Company II, LLC	Delaware
Celgene Research Incubator At Summit West, LLC	Delaware
Celgene Research SLU	Spain
Celgene RIVOT LLC	Delaware
Celgene RIVOT Ltd	Bermuda
Celgene RIVOT SRL	Barbados
Celgene s.r.o	Czech Republic
Celgene s.r.o.	Slovakia
Celgene Sàrl AU	Morocco
Celgene SAS	France
Celgene Sdn Bhd	Malaysia
Celgene Services Sàrl	Switzerland
Celgene Sl	Spain

Celgene Sociedade Unipessoal Lda.	Portugal
Celgene Sp Zoo	Poland
Celgene Srl	Italy
Celgene Summit Investment Co	New Jersey
Celgene Switzerland Holdings Sarl	Switzerland
Celgene Switzerland II LLC	Delaware
Celgene Switzerland Investment Sàrl	Switzerland
Celgene Switzerland LLC	Delaware
Celgene Switzerland Sàrl	Switzerland
Celgene Tri A Holdings Ltd.	Bermuda
Celgene Tri Sàrl	Switzerland
Celgene UK Distribution Limited	United Kingdom
Celgene UK Holdings Limited	United Kingdom
Celgene UK Manufacturing (II) Limited	United Kingdom
Celgene UK Manufacturing (III) Limited	United Kingdom
Celgene UK Manufacturing Limited	United Kingdom
Celgene, S. de R.L. de C.V.	Mexico
Celmed LLC	Delaware
Celmed Ltd.	Bermuda
CHT I, LLC	Delaware
CHT II, LLC	Delaware
CHT III, LLC	Delaware
CHT IV, LLC	Delaware
CR Finance Company, LLC	Delaware
Crosp, Ltd.	Bermuda
Delinia, Inc.	Delaware
Deuteria Pharmaceuticals, Inc.	Delaware
EngMab Sarl	Switzerland
Gloucester Pharmaceuticals, LLC	Delaware
Impact Biomedicines, Inc.	Delaware
JuMP Holdings, LLC	Washington
Juno Therapeutics GmbH	Germany
Juno Therapeutics, Inc.	Delaware
Morris Avenue Investment II, LLC	New Jersey
Morris Avenue Investment LLC	New Jersey
Pharmion LLC	Delaware
Receptos LLC	Delaware
Receptos Services LLC	Delaware
RedoxTherapies, Inc.	Delaware
Seamair Insurance Limited	Ireland
Signal Pharmaceuticals, LLC	California
SPV A Holdings ULC	Canada
Summit West Celgene LLC	Delaware
VentiRx Pharmaceuticals Inc.	Delaware
X-Body, Inc.	Delaware